EXHIBIT 4.7











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        PREFERRED SECURITIES GUARANTEE AGREEMENT


               CONTINENTAL AIRLINES, INC.


              Dated as of November 28, 1995


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        PREFERRED SECURITIES GUARANTEE AGREEMENT


          This PREFERRED SECURITIES GUARANTEE AGREEMENT
(the "Preferred Securities Guarantee"), dated as of
November 28, 1995, is executed and delivered by Conti-nental Airlines, Inc., a Delaware corporation (the "Guar-antor"), and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Preferred Guarantee Trustee") for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Continental Airlines Finance Trust, a Delaware statutory business trust (the "Issuer").

          WHEREAS, pursuant to an Amended and Restated
Declaration of Trust (the "Declaration"), dated as of November 28, 1995, among the trustees of the Issuer named therein, the Guarantor, as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 4,500,000 preferred securities, having an aggre-gate stated liquidation amount of $225,000,000, desig-nated the 8 1/2% Convertible Trust Originated Preferred
Securities (and may issue up to an additional 675,000
Convertible Trust Originated Preferred Securities, having an aggregate liquidation amount of $33,750,000, solely to cover over-allotments) (collectively the "Preferred Secu-rities");

          WHEREAS, as incentive for the Holders to pur-chase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders of the Preferred Securities the Guarantee
Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;
and

          WHEREAS, the Guarantor is also executing and delivering a common securities guarantee agreement (the
"Common Securities Guarantee") in substantially identical terms to this Preferred Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Indenture (as defined herein)) has oc-curred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive
Guarantee Payments under this Preferred Securities Guar-antee.

          NOW, THEREFORE, in consideration of the pur-chase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.


                        ARTICLE I
             DEFINITIONS AND INTERPRETATION

SECTION 1.1    Definitions and Interpretation.

          In this Preferred Securities Guarantee, unless the context otherwise requires:

          (a)  Capitalized terms used in this Preferred
               Securities Guarantee but not defined in
               the preamble above have the respective
               meanings assigned to them in this Section
               1.1;

          (b)  a term defined anywhere in this Preferred
               Securities Guarantee has the same meaning throughout;

          (c) all references to "the Preferred Securi-ties Guarantee" or "this Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

          (d) all references in this Preferred Securi-ties Guarantee to Articles and Sections are to Articles and Sections of this Pre-ferred Securities Guarantee unless other-wise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee unless otherwise defined in this Preferred Secu-rities Guarantee or unless the context otherwise requires; and

          (f) a reference to the singular includes the plural and vice versa.

          "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

          "Common Securities" means the convertible common securities representing common undivided benefi-cial interests in the assets of the Issuer.

          "Covered Person" means any Holder or beneficial owner of Preferred Securities.

          "Debentures" means the series of convertible subordinated debt securities of the Guarantor designated the 8 1/2% Convertible Subordinated Deferrable Interest
Debentures Due 2020 held by the Property Trustee of the Issuer.

          "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee.

          "Guarantee Payments" means the following pay-ments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distribu-tions (as defined in the Declaration) that are required to be paid on such Preferred Securities to the extent the Issuer shall have funds available therefor, (ii) the amount payable upon redemption to the extent the Issuer has funds available therefor, with respect to any Pre-ferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distri-butions on the Preferred Securities to the date of pay-ment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders upon liquidation of the Issuer (in either case, the "Liquida-tion Distribution"). If an event of default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive
Guarantee Payments.

          "Holder" shall mean any holder, as registered on the books and records of the Issuer of any Preferred
Securities; provided, however, that, in determining whether the holders of the requisite percentage of Pre-ferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

          "Indemnified Person" means the Preferred Guar-antee Trustee, any Affiliate of the Preferred Guarantee
Trustee, or any officers, directors, shareholders, mem-bers, partners, employees, representatives or agents of the Preferred Guarantee Trustee.

          "Indenture" means the Indenture dated as of November 28, 1995, among the Guarantor (the "Debenture
Issuer") and Wilmington Trust Company, not in its indi-vidual capacity but solely as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

          "Majority in liquidation amount of the Securi-ties" means, except as provided by the Trust Indenture
Act, Holders of Preferred Securities, voting separately as a class, representing more than 50% of the stated liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities then outstanding.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Offi-cers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

          (a) a statement that each officer signing the Certificate has read the covenant or condition and the definition relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Certificate;

          (c)  a statement that each such officer has
made such examination or investigation as, in such offic-er's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited lia-bility company, trust, unincorporated association, or government or any agency or political subdivision there-of, or any other entity of whatever nature.

          "Preferred Guarantee Trustee" means Wilmington
Trust Company not in its individual capacity but solely as trustee until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guar-antee and thereafter means each such Successor Preferred
Guarantee Trustee.

          "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, the chairman of the board of directors, the president, any vice-president, any assistant vice-president, the secretary, any assis-tant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with re-spect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particu-lar subject.

          "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

          "Trust Indenture Act" means the Trust Indenture
Act of 1939, as amended.


                       ARTICLE II
                   TRUST INDENTURE ACT

SECTION 2.1    Trust Indenture Act; Application.

          (a)  This Preferred Securities Guarantee is
subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities
Guarantee, which are incorporated by reference herein, and shall, to the extent applicable, be governed by such provisions; and

          (b) if and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2    Lists of Holders of Securities.

          (a)  The Guarantor shall provide the Preferred
Guarantee Trustee (i) within 14 days after January 1 and
June 30 of each year, a list, in such form as the Pre-ferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred
Securities ("List of Holders") as of such date, provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor, and (ii) at any other time, within 30 days of receipt by the Guar-antor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee. The Preferred
Guarantee Trustee may destroy any List of Holders previ-ously given to it on receipt of a new List of Holders.

          (b)  The Preferred Guarantee Trustee shall
comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3    Reports by the Preferred
               Guarantee Trustee.

          Within 60 days after May 15 of each year, the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4    Periodic Reports to Preferred
               Guarantee Trustee.

          The Guarantor shall provide to the Preferred
Guarantee Trustee such documents, reports and information
(if any) and the compliance certificate required by
Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 2.5    Evidence of Compliance with
               Conditions Precedent.

          The Guarantor shall provide to the Preferred
Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Pre-ferred Securities Guarantee which relate to any of the matters set forth in Section 314(c) of the Trust Inden-ture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Offic-ers' Certificate.

SECTION 2.6    Events of Default; Waiver.

          The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7    Event of Default; Notice.

          (a)  The Preferred Guarantee Trustee shall,
within 90 days after the occurrence of an Event of De-fault, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Events of Default known to the Preferred Guarantee Trust-ee, unless such defaults have been cured before the giving of such notice, provided, that the Preferred
Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Preferred Guarantee
Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

          (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default except any Event of Default as to which the Preferred
Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice.

SECTION 2.8   Conflicting Interests.

          The Declaration shall be deemed to be specifi-cally described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                       ARTICLE III
              POWERS, DUTIES AND RIGHTS OF
               PREFERRED GUARANTEE TRUSTEE

SECTION 3.1    Powers and Duties of the
               Preferred Guarantee Trustee.

          (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee for the bene-fit of the Holders of the Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor
Preferred Guarantee Trustee on acceptance by such Succes-sor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred
Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee
Trustee.

          (b) If an Event of Default has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

          (c)  The Preferred Guarantee Trustee, before
the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are spe-cifically set forth in this Preferred Securities Guaran-tee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred
Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circum-stances in the conduct of his or her own affairs.

          (d)  No provision of this Preferred Securities
Guarantee shall be construed to relieve the Preferred
Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i)   prior to the occurrence of any
     Event of Default and after the curing or waiv-ing of all such Events of Default that may have occurred:

                    (A)  the duties and obligations
     of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

                    (B)  in the absence of bad faith
     on the part of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusive-ly rely, as to the truth of the statements and the correctness of the opinions expressed ther-ein, upon any certificates or opinions fur-nished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferr-ed Securities Guarantee; but in the case of any such certificates or opinions that by any pro-vision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

             (ii)   the Preferred Guarantee Trustee
     shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee
     Trustee was negligent in ascertaining the per-tinent facts upon which such judgment was made;

            (iii)   the Preferred Guarantee Trustee
     shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquida-tion amount of the Preferred Securities at the time outstanding, relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee
     Trustee, or exercising any trust or power con-ferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

             (iv)   no provision of this Preferred
     Securities Guarantee shall require the Pre-ferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or ade-quate indemnity against such risk or liability is not reasonably assured to it.

SECTION 3.2    Certain Rights of Preferred
               Guarantee Trustee.

          (a)  Subject to the provisions of Section 3.1:

              (i)   The Preferred Guarantee Trustee
     may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document be-lieved by it to be genuine and to have been signed, sent or presented by the proper party or parties;

             (ii)   any direction or act of the
     Preferred Securities Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certifi-cate;

            (iii)   whenever, in the administration
     of this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it de-sirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee
     (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers'
     Certificate which, upon receipt of such re-quest, shall be promptly delivered by the Guar-antor;

             (iv)   the Preferred Guarantee Trustee
     shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or re-registration thereof);

              (v)   the Preferred Guarantee Trustee
     may consult with counsel, and the written ad-vice or opinion of such counsel with respect to legal matters shall be full and complete autho-rization and protection in respect of any ac-tion taken, suffered or omitted by it hereunder in good faith and in accordance with such ad-vice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of the Guarantor's employees.
     The Preferred Guarantee Trustee shall have the right at any time to seek instructions concern-ing the administration of this Guarantee Agree-ment from any court of competent jurisdiction;

             (vi)   the Preferred Guarantee Trustee
     shall be under no obligation to exercise any of the rights or powers vested in it by this Pre-ferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee
     Trustee such adequate security and indemnity as would satisfy a reasonable person in the posi-tion of the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred
     Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee;

            (vii)   the Preferred Guarantee Trustee
     shall not be bound to make any investigation into the facts or matters stated in any resolu-tion, certificate, statement, instrument, opin-ion, report, notice, request, direction, con-sent, order, bond, debenture, note, other evi-dence of indebtedness or other paper or docu-ment, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

           (viii)   the Preferred Guarantee Trustee
     may execute any of the trusts or powers here-under or perform any duties hereunder either directly or by or through agents or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

             (ix)   any action taken by the Pre-
     ferred Guarantee Trustee or its agents hereun-der shall bind the Holders of the Preferred
     Securities, and the signature of the Preferred
     Guarantee Trustee or its agent alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred
     Guarantee Trustee to so act or as to its com-pliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action; and

              (x)   whenever in the administration
     of this Preferred Securities Guarantee the Pre-ferred Guarantee Trustee shall deem it desir-able to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee
     Trustee (i) may request instructions from the Holders of the Preferred Securities or the Guarantor, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions.

          (b)  No provision of this Preferred Securities
Guarantee shall be deemed to impose any duty or obliga-tion on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obliga-tion conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Preferred
Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

SECTION 3.3.   Not Responsible for Recitals
               or Issuance of Guarantee.

          The recitals contained in this Preferred Secu-rities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The
Preferred Guarantee Trustee makes no representations as to the validity or sufficiency of this Preferred Securi-ties Guarantee.


                       ARTICLE IV
               PREFERRED GUARANTEE TRUSTEE

SECTION 4.1    Preferred Guarantee Trustee; Eligibility.

          (a)  There shall at all times be a Preferred
Guarantee Trustee which shall:

              (i)   not be an Affiliate of the Guar-
     antor; and

             (ii)   be a corporation organized and
     doing business under the laws of the United
     States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Secu-rities and Exchange Commission to act as an institutional trustee under the Trust Indenture
     Act, authorized under such laws to exercise corporate trust powers, having a combined capi-tal and surplus of at least 50 million U.S.
     dollars ($50,000,000), and subject to supervi-sion or examination by Federal, State, Territo-rial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the com-bined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b)  If at any time the Preferred Guarantee
Trustee shall cease to be eligible to so act under Sec-tion 4.1(a), the Preferred Guarantee Trustee shall imme-diately resign in the manner and with the effect set out in Section 4.2(c).

          (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2    Appointment, Removal and Resignation
               of Preferred Guarantee Trustee.

          (a)  Subject to Section 4.2(b), the Preferred
Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

          (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

          (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred
Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subse-quent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appoint-ed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee
Trustee and delivered to the Guarantor and the resigning
Preferred Guarantee Trustee.

          (d) If no Successor Preferred Guarantee Trust-ee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after deliv-ery to the Guarantor of an instrument of resignation, the resigning Preferred Guarantee Trustee may petition any court of competent jurisdiction for such appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee
Trustee.


                            ARTICLE V
                            GUARANTEE

SECTION 5.1    Guarantee.

          The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Pay-ments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guaran-tee Payment may be satisfied by direct payment of the re-quired amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2    Subordination.

          If an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee
Payments under the Common Securities Guarantee are subor-dinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Preferred Secu-rities Guarantee.

SECTION 5.3    Waiver of Notice and Demand.

          The Guarantor hereby waives notice of accep-tance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.4    Obligations Not Affected.

          The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities
Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, the amount payable upon redemption, Liquidation Distribu-tion or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities
(other than an extension of time for payment of Distribu-tions, the amount payable upon redemption, Liquidation
Distribution or other sum payable that results from the extension of any interest payment period on the Deben-tures permitted by the Indenture);

          (c)  any failure, omission, delay or lack of
diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy con-ferred on the Holders pursuant to the terms of the Pre-ferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insol-vency, bankruptcy, assignment for the benefit of credi-tors, reorganization, arrangement, composition or read-justment of debt of, or other similar proceedings affect-ing, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in the Preferred Securities;

          (f) the settlement or compromise of any obli-gation guaranteed hereby or hereby incurred; or

          (g)  any other circumstance whatsoever that
might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this
Section 5.4 that the obligations of the Guarantor hereun-der shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation of the Holders or any other Person to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.5    Rights of Holders.

          (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred
Guarantee Trustee in respect of this Preferred Securities
Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred
Securities Guarantee.

          (b) If the Preferred Guarantee Trustee fails to enforce this Preferred Securities Guarantee, any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Preferred Guarantee Trustee's rights under this Preferred
Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Preferred Guarantee
Trustee or any other Person.

SECTION 5.6    Guarantee of Payment.

          This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.7    Subrogation.

          The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities
Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provi-sions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities
Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securi-ties Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.8    Independent Obligations.

          The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwith-standing the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.4 hereof.

SECTION 5.9    Conversion.

          The Guarantor acknowledges its obligation to issue and deliver shares of its Class B common stock, $.01 par value per share, upon the conversion of the Preferred Securities.


                       ARTICLE VI
        LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1    Limitation of Transactions.

          So long as any Preferred Securities remain outstanding, if there shall have occurred an Event of Default, an event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture or a selection by the Guarantor of an Extended Interest Payment Period as provided in the Indenture and such period, or any exten-sion thereof, shall be continuing, then the Guarantor shall not (a) declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase or ac-quire, or make a liquidation payment with respect to, any of its capital stock, except for dividends or distributions in shares of the Guarantor's capital stock of the same class as that on which such dividend or distribution is being paid and conversions or exchanges of common stock of one class into common stock of another class, or (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor that rank pari passu with or junior to the Debentures (except by conversion into or exchange for shares of its capital stock and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of the Guarantor or any of its subsidiaries).

SECTION 6.2    Ranking.

          This Preferred Securities Guarantee will con-stitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, except any lia-bilities that may be made pari passu expressly by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guar-antor, which, as of the date hereof, is limited to the Series A 12% Cumulative Preferred Stock of the Guarantor, and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock or Preferred Security of any Affiliate of the Guar-antor, and (iii) senior to all classes of the Guarantor's common stock.


                       ARTICLE VII
                       TERMINATION

SECTION 7.1    Termination.

          This Preferred Securities Guarantee shall terminate as to each Holder upon (i) full payment of the amount payable upon redemption of such holder's Preferred
Securities, (ii) the distribution of the Guarantor's
Class B common stock to such Holder in respect of the conversion of such Holder's Preferred Securities into the Guarantor's Class B common stock or (iii) the distribu-tion of the Debentures to the Holders of all of the Preferred Securities, and will terminate completely upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwith-standing the foregoing, this Preferred Securities Guaran-tee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Pre-ferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred
Securities Guarantee.


                      ARTICLE VIII
                     INDEMNIFICATION

SECTION 8.1    Exculpation.

          (a)  No Indemnified Person shall be liable,
responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority con-ferred on such Indemnified Person by this Preferred
Securities Guarantee or by law, except that an Indemni-fied Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b)  An Indemnified Person shall be fully
protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, re-ports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reason-able care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

SECTION 8.2    Indemnification.

          (a) To the fullest extent permitted by appli-cable law, the Guarantor shall indemnify and hold harm-less each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person in accordance with this Preferred Securities Guarantee, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negli-gence or willful misconduct with respect to such acts or omissions.

          (b) To the fullest extent permitted by appli-cable law, expenses (including legal fees and expenses) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or pro-ceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified
Person is not entitled to be indemnified as authorized in
Section 8.2(a).


                       ARTICLE IX
                      MISCELLANEOUS

SECTION 9.1    Successors and Assigns.

          All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Guarantor with or into another entity or any permit-ted sale, transfer or lease of the Guarantor's assets to another entity, the Guarantor may not assign its rights or delegate its obligations under the Preferred Securi-ties Guarantee without the prior approval of the Holders of at least 66-2/3% of the aggregate stated liquidation amount of the Preferred Securities then outstanding.

SECTION 9.2    Amendments.

          Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred
Securities Guarantee may only be amended with the prior approval of the Holders of at least 66-2/3% in aggregate stated liquidation amount of all the outstanding Pre-ferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 9.3    Notices.

          All notices provided for in this Preferred
Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

          (a) If given to the Preferred Guarantee Trust-ee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred
Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware  19890
               Attention:  Corporate Trust Administration

          (b) If given to the Guarantor, at the Guarant-or's mailing address set forth below (or such other address as the Guarantor may give notice of to the Hold-ers of the Preferred Securities):

               Continental Airlines, Inc.
               2929 Allen Parkway, Suite 2010
               Houston, Texas  77019
               Attention:  General Counsel

          (c) If given to any Holder of Preferred Secu-rities, at the address set forth on the books and records of the Issuer.

          All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4    Benefit.

          This Preferred Securities Guarantee is solely for the benefit of the Holders of the Preferred Securi-ties and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

SECTION 9.5    Governing Law.

          THIS PREFERRED SECURITIES GUARANTEE SHALL BE
GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO
PRINCIPLES OF CONFLICT OF LAWS.

          THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                              CONTINENTAL AIRLINES,
                                INC.,
                                as Guarantor



                              By:______________________
                              Name:
                              Title:


                              Wilmington Trust Company,
                              not in its individual
                              capacity but solely as
                              Preferred Guarantee Trustee



                              By:______________________
                              Name:
                              Title: